EXHIBIT 10.2.32


                          CHARMING SHOPPES, INC.
                   2000 ASSOCIATES' STOCK INCENTIVE PLAN
                          STOCK OPTION AGREEMENT

        Agreement dated as of  January 31, 2000 between CHARMING SHOPPES,
INC. (the "Company") and     (name)      (the "Associate").

        It is agreed as follows:

1.      GRANT OF OPTION; CONSIDERATION

        The Company hereby confirms the grant, under and pursuant to the Company's 2000 Associates' Stock Incentive Plan (the "Plan"), to the
Associate on   (grant date)   of a nonqualified stock option to purchase up
to (no. of shs.) shares of the Company's common stock, par value $.10 per share (the "Shares"), at an exercise price of (option price) per share (the "Option"). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Code.

        The Associate shall be required to pay no consideration for the grant of the Option except for his or her agreement to provide services to the Company prior to exercise and other agreements set forth herein.

2.      INCORPORATION OF PLAN BY REFERENCE

        The Option has been granted to the Associate under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Associate Stock Option Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3.      DATE WHEN EXERCISABLE

        (a) This Option may not be exercised unless and only to the extent that it has become exercisable as specified in this Agreement. Subject to acceleration as provided in this Section 3, and Sections 7 and 8 below, limitations on exercisability imposed in Section 8 below, and all other terms and conditions of this Agreement, this Option shall become exercisable as follows: The Associate may purchase up to one-fifth of the total number of shares granted hereunder commencing one (1) year after the date of grant of this Option, an additional one-fifth commencing two (2) years after the date of grant of this Option, an additional one-fifth commencing three (3) years after the date of grant of this Option, an additional one-fifth commencing four (4) years after the date of grant of this Option, and the remaining shares granted hereunder commencing five (5) years after the date of grant of this Option. Except as otherwise specifically provided herein, the Option to purchase any and all Shares covered by this Agreement shall expire at 5:00 p.m. on the date ten (10) years after the date of grant of this Option.

        (b) The number of Shares with respect to which the Option may be exercised shall be cumulative so that if, in any of the aforementioned periods, the full number of Shares shall not have been purchased, any such unpurchased Shares shall continue to be included in the number of Shares with respect to which this Option shall then be exercisable along with any other Shares as to which this Option may become exercisable in accordance with its terms.

               THE DATE OF GRANT OF THIS OPTION IS:  (date)
                        GRANT NUMBER:  (grant no.)

        (c) The provisions contained in Section 3(a) above notwithstanding, the Committee may, in its sole discretion, at any time, upon written notice to the Associate, accelerate the vesting described in
Section 3(a) so that the Option shall become immediately exercisable to the extent of all or any portion of the Shares covered hereunder. Acceleration pursuant to this Section 3(c) shall be separate and independent from any acceleration pursuant to Section 7 of this Agreement, and the provisions of Sections 3(d) and (e) shall not apply in the case of acceleration pursuant to Section 7 of this Agreement.

        (d) In the event that the acceleration described in Section 3(c) occurs prior to the time that all of the Options would have otherwise been exercisable in accordance with Section 3(a), in consideration of such acceleration, the Associate, if so requested by the Company at the time, agrees to hold and not dispose of that number of Shares covered by this Option for which this Option would not have been exercisable at the time of such acceleration, if such acceleration had not occurred, and further agrees to dispose of such Shares only at such time and to the extent of that number of Shares for which this Option would have been exercisable in accordance with the schedule set forth in Section 3(a) as if the acceleration had not occurred. In addition, if the Associate's employment with the Company or any of its subsidiaries shall be voluntarily terminated (other than for a temporary leave of absence approved by the Company or retirement at age 65 or older or through early retirement with the consent of the Company pursuant to any retirement plan of the Company or any subsidiary) prior to a Change of Control and prior to the expiration of five (5) years after the date of grant of this Option, the Associate shall be obligated, at the Company's option exercisable within 60 days after termination of the Associate's employment, to sell to the Company any Shares theretofore acquired by the Associate upon exercise of this Option at a price which is equal to the price that the Associate paid for such Shares, but only to the extent that the Option would not have been exercisable at the date of termination of employment in accordance with
Section 3(a) were it not for the acceleration provided for herein.

        (e) The Associate acknowledges that the certificates representing those Shares received upon exercise of the Option at a time the Option would not otherwise have been exercisable but for an acceleration pursuant to Section 3(c) may bear an appropriate legend giving notice of the foregoing restrictions, including the restriction on transfer of the Shares.


4.      METHOD OF EXERCISE

        The Option may be exercised as to any part of the Shares which may then be purchased by delivery to and receipt by the Secretary of the Company at 450 Winks Lane, Bensalem, Pennsylvania 19020, of a written notice, signed by the Associate, specifying the number of Shares which the Associate wishes to purchase, accompanied by payment in full of the exercise price therefor in accordance with Section 5. As soon as practicable after the receipt of such notice and payment, the Company shall deliver to the Associate a stock certificate for the Shares so purchased, with any requisite legend affixed. Subject to the provisions of the Plan, such exercise may include instructions to the Company to deliver Shares due upon exercise of the Option to any registered broker or dealer designated by the Committee (a "Designated Broker") in lieu of delivery to the Associate. Such instructions must designate the account into which the Shares are to be deposited. The Associate may tender this notice of exercise, which has been properly executed by the Associate, and the aforementioned delivery instructions to any Designated Broker together with irrevocable instructions to the Designated Broker to promptly deliver to the Company the cash amount of sale or loan proceeds from the Shares sufficient to pay the exercise price, and thereupon the Company may issue Shares and deliver them to such Designated Broker.


5.      PAYMENT OF EXERCISE PRICE

        The exercise price of the Option shall be payable in cash or by certified or bank cashier's check, provided, however, that, in lieu of payment in full in cash or by such check, the exercise price may, if and to the extent then permitted by the Committee, upon written request of the Associate, be paid in full or in part by delivery and transfer to the Company of that number of shares of the Company's common stock otherwise owned by the Associate with an aggregate fair market value (determined in accordance with procedures for valuing shares as set forth in rules and regulations adopted by the Committee and in effect at the time the Associate's notice of exercise is received by the Company) equal to the aggregate exercise price of that number of Shares for which the Option is being exercised or such lesser portion of the aggregate purchase price as may be specified by the Associate (in which case the balance must be paid in cash or by certified or bank cashier's check).


6.      TAX WITHHOLDING

        Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Associate remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. Subject to the approval of the Committee, the Associate will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of the Company's common stock owned separately by the Associate, a sufficient number of such shares to satisfy the Associate's federal, state and local tax obligations relating to the Option exercise (and the Company's withholding obligations), to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the fair market value determined in accordance with procedures for valuing shares as set forth in rules and regulations adopted by the Committee and otherwise in effect at the time of the exercise of the Option.


7.      CHANGE OF CONTROL PROVISIONS

        (a) Acceleration of Exercisability. In the event of a Change of Control at a time that the Associate is employed by the Company or any of its subsidiaries and after the date of grant of this Option, this Option shall become immediately and fully exercisable upon the occurrence of such Change of Control, and no restriction or limitation on the rights of the Associate set forth in Section 3 hereof shall have any further force or effect.

        (b) Definitions of Certain Terms. For purposes of this Agreement, the following definitions shall apply:

                 (1) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 7, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

                 (2) "Change of Control" means and shall be deemed to have occurred if

                              (i)  any Person, other than the Company or a
          Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

                              (ii)  those individuals who as of (grant
          date) constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of (grant date) or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                              (iii)  the shareholders of the Company
          approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; provided, however, a Change of Control shall not be deemed to have occurred if the Committee shall have determined, by action taken prior to the approval of the Transaction by shareholders or consummation of the Transaction if shareholder approval is not obtained, that such Transaction shall not constitute a Change of Control for purposes of all options then outstanding under the Plan, which determination, if made with respect to a Transaction, shall not be deemed to constitute a determination with respect to any subsequent Transaction; or

                              (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

                 (3) "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

                 (4) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an Associate benefit plan of the Company or any majority-owned subsidiary of the Company; or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

                 (5) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.


8.      TERMINATION OF EMPLOYMENT

        (a) This Option shall terminate and no longer be exercisable at the earlier of the scheduled expiration time of the Option, as set forth in
Section 3(a) above, or the earliest time specified below at or following a termination of employment of the Associate; provided, however, that in the event of termination of the employment of the Associate, this Option shall be exercisable during the period, if any, between the occurrence of such termination and the time designated for the termination of this Option only to the extent indicated below:

                 (1) at the time of involuntary termination of the Associate's employment with the Company or any of its subsidiaries for reasons of moral turpitude, at which time this Option shall immediately terminate; provided, however, that, the provisions of
     Section 3(a) notwithstanding, this Option may not be exercised during any period prior to a Change of Control during which the Company, having given notice to the Associate, is investigating a claim that the Associate has engaged in one or more acts of moral turpitude; or

                 (2) at the time of voluntary or involuntary termination of the Associate's employment with the Company or any of its subsidiaries for any reason at any time prior to the expiration of one year after the date of grant of this Option and prior to any Change of Control, other than by reason of the Associate's death or disability, at which time this Option shall immediately terminate; or

                 (3) at the expiration of three months after the voluntary or, if for cause (other than for reasons of moral turpitude), the involuntary termination of the Associate's employment with the Company or any of its subsidiaries, in either case at any time (A) after the expiration of one year after the date of grant of this Option, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable only to the extent that it was exercisable at the date of the Associate's termination of employment, or (B) after a Change of Control, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable in full; or

                 (4) at the expiration of three months after the involuntary termination of the Associate's employment, other than for reasons of cause, moral turpitude, death or disability, with the Company or any of its subsidiaries at any time (A) after the expiration of one year after the date of grant of this Option, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable to purchase the greater of (i) a number of Shares determined pursuant to the Option Formula (as set forth in Section 8(e) below) and (ii) the number of Shares as to which this Option was exercisable at the date of the Associate's termination of employment, or (B) after a Change of Control, except as may be otherwise provided in Section 8(a)(7) below, during which three-month period this Option shall be exercisable in full; or

                 (5) at the expiration of three years after the date this Option is scheduled to become exercisable in full under Section 3 above or three years after the termination of employment, whichever is the later (but in no event later than the scheduled expiration time of this Option), if the Associate's termination results from his normal retirement at age 65 or thereafter ("Normal Retirement") or early retirement after reaching age 60 and prior to age 65 with the consent of the Company pursuant to any retirement plan ("Early Retirement"), or such longer or shorter period as may be provided in Section 8(a)(6) below, provided that (i) during the period between Normal Retirement or Early Retirement, as the case may be, and termination of the Option as specified in this Section 8(a)(5) (the "Exercisability Period"), this Option shall continue to be exercisable by the Associate at such times and to the same extent that it would have been exercisable had the Associate continued his employment throughout the Exercisability Period, except as may be otherwise provided in Section 8(a)(6) below, and (ii) at the time of Normal Retirement or Early Retirement, as the case may be, the Associate enters into an agreement not to engage, directly or indirectly, in any business activity in competition with any business then engaged in by the Company or any of its subsidiaries during the Exercisability Period, and containing such other terms and conditions as may be specified by the Company; or

                 (6) at the expiration of one year after the Associate's death if the Associate dies while employed by the Company or any of its subsidiaries or dies during the Exercisability Period specified in
     Section 8(a)(5) above, during which one-year period this Option shall be exercisable in full; or

                 (7) at the expiration of one year after the Associate's death if the Associate dies during the three-month periods referred to in Sections 8(a)(3) or (4) above, during which one-year period this Option shall be exercisable to the same extent provided in Section 8(a)(3) or (4) above (whichever was applicable prior to the Associate's death); or

                 (8) at the expiration of one year after the termination of the Associate's employment with the Company or any of its subsidiaries by reason of the Associate's permanent disability if the Associate becomes permanently disabled while employed by the Company or any of its subsidiaries, during which one-year period this Option shall be exercisable in full.

        (b) For purposes hereof, "cause" shall mean the Associate's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Associate's control. Such neglect, refusal or failure shall be determined in the sole and reasonable judgment of the Committee.

        (c) For purposes hereof, the existence of a "disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.

        (d) For purposes hereof, "moral turpitude" shall mean the Associate's dishonesty or intentional wrongdoing committed against the Company, its agents or Associates or otherwise in connection with his or her employment by the Company or conviction of a crime, whether or not in connection with employment, other than a traffic infraction or other minor violation. The Committee shall have the sole discretion to determine whether the Associate has committed an act of moral turpitude.

        (e) For purposes hereof, the "Option Formula" shall be the product of (i) the total number of Shares covered by this Option at the date of termination of employment times (ii) a fraction, the numerator of which shall be the lesser of five (5) or the number of full and partial years that the Associate has been employed by the Company or any of its subsidiaries between the date of grant of this Option and the date of termination of employment and the denominator of which shall be the number five (5), less any shares previously purchased by exercise of the Option.

        (f) Except as provided in Section 9, an Associate shall not be deemed to have terminated his employment for purposes of this Section 8 if his employment terminates with the Company but thereafter continues with one of the Company's subsidiaries or terminates with a subsidiary but thereafter continues with the Company or another subsidiary.

9.      CHANGE IN JOB STATUS

        Should the Associate's job classification change, and as a result of such change the Committee determines, in its sole discretion and prior to any Change of Control, that the Associate is no longer employed in a position which would enable him to contribute to the success of the Company on at least as great a level as that to which he was enabled by his prior job classification, then the Committee may deem the Associate's employment with the Company or its subsidiaries to have been terminated involuntarily (but not for cause or moral turpitude) in respect of all or a portion of this Option.

10.     LIMITS ON TRANSFER OF OPTION; BENEFICIARIES

        No right or interest of Associate in this Option shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Associate to any third party. This Option shall not be transferable to any third party by the Associate otherwise than by will or the laws of descent and distribution, and this Option shall be exercisable, during the lifetime of the Associate, only by the Associate; provided, however, that the Associate will be entitled to designate a beneficiary or beneficiaries to exercise his rights under this Option upon the death of Associate, in the manner and to the extent permitted by the Committee under rules and regulations adopted by the Committee under the Plan.
11.     INVESTMENT REPRESENTATION

        Unless, at the time of any exercise of this Option, the issuance and delivery of Shares hereunder to the Associate is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and complies with all applicable registration requirements under state securities laws, the Associate shall provide to the Company, as a condition to the valid exercise of this Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Associate shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act of 1933 and complies with all applicable registration requirements under state securities laws. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.


12.     ASSOCIATE BOUND BY PLAN

        The Associate hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee thereunder.


13.     MISCELLANEOUS

        This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Associate with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Associate.


                                                     CHARMING SHOPPES, INC.



                                  BY:______________________________________
                                                       (Authorized Officer)



                                                                 ASSOCIATE:



                                    ______________________________________